UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2018

New York REIT Liquidating LLC
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36416	83-2426528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500
Boston, MA 02114
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 570-4750

New York REIT, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed for the purpose of establishing New York REIT Liquidating LLC, a Delaware limited liability company (the “Company”), as the successor issuer to New York REIT, Inc., a Maryland corporation (the “Predecessor”), with respect to the units of common membership interest in the Company (“Units”), pursuant to Rule 12g-3(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters.

At 5:00 p.m., Eastern time, on November 7, 2018, the Predecessor consummated its previously-disclosed conversion from a Maryland corporation to a Delaware limited liability company (the “Conversion”), which was approved by the stockholders of the Predecessor on September 7, 2018. As previously disclosed, in connection with the Conversion, the Predecessor’s common stock, par value $0.01 per share (“Common Stock”), was delisted from the New York Stock Exchange (the “NYSE”) before trading opened on November 5, 2018. At the effective time of the Conversion, each outstanding share of Common Stock was converted into one Unit and holders of Common Stock automatically received one Unit (in book entry form) for each share of Common Stock held by such holder. Units will not be listed for trading on the NYSE (or any other exchange) and will not be transferable except by will, intestate succession or operation of law. This restriction on transfer also will not prohibit the transfer of Units held, as shares of Common Stock were held, by nominees or brokers to the beneficial owners of those Units. Pursuant to Rule 12g-3(a) under the Exchange Act, Units are deemed to be registered under Section 12(g) of the Exchange Act and the Company has succeeded to the Predecessor as the registrant with respect thereto.

Item 3.03.	Material Modification to the Rights of Security Holders.

At 5:00 p.m., Eastern time, on November 7, 2018, the Conversion became effective upon the simultaneous effectiveness of the articles of conversion of the Predecessor previously filed with the Maryland State Department of Assessments and Taxation (the “Articles”), and the certificate of conversion (the “Conversion Certificate”) and the certificate of formation (the “Formation Certificate”) of the Company previously with the Secretary of State of Delaware.

At the effective time of the Conversion, the charter and bylaws of the Predecessor were replaced with the limited liability company agreement of the Company (the “LLC Agreement”), which was approved by the Predecessor’s stockholders in connection with their approval of the Conversion and became effective at the effective time of the Conversion in accordance with its terms.

Following the Conversion, the Company has all of the Predecessor’s assets and liabilities and is deemed for all purposes of the State of Maryland and the State of Delaware to be the same entity as immediately prior to the Conversion, but is governed by the LLC Agreement following the Conversion. The description of the LLC Agreement contained in the proxy statement/prospectus filed by Predecessor with the Securities and Exchange Commission on August 6, 2018 (the “Proxy Statement/ Prospectus”) in the sections entitled “Description of Units” and “Description of Operating Agreement of the LLC” is attached hereto as Exhibit 99.1 and incorporated by reference herein. Additional information about the Conversion and a comparison of the rights of stockholders of the Predecessor and unitholders of the Company can be found in the Proxy Statement/Prospectus.

This description of the LLC Agreement and the descriptions of the Articles and the Certificates above do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles, the Conversion Certificate, the Formation Certificate and the LLC Agreement, copies of which are filed herewith as Exhibit 3.1, Exhibit 3.2, Exhibit 3.3 and Exhibit 3.4, respectively, and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD.

On November 7, 2018, the Predecessor issued a press release. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Conversion of New York REIT, Inc.

3.2	Certificate of Conversion of New York REIT, Inc.

3.3	Certificate of Formation of New York REIT Liquidating LLC

3.4	Limited Liability Company Agreement of New York REIT Liquidating LLC, dated as of November 7, 2018

99.1	Description of Units and Description of Operating Agreement of the LLC (incorporated herein by reference to the information on pages 36 through 40 of the Proxy Statement/Prospectus)

99.2	Press Release dated November 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2018	NEW YORK REIT LIQUIDATING LLC

	By:	/s/ John Garilli John Garilli Authorized Signatory